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EXHIBIT 10.14


                              CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") made to be effective as of February 7, 2008 (the "Effective Date") by and between, RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation, ("RCAI") and DAN LANDAU CORPORATION, a California corporation, ("ADVISOR").

WHEREAS, ADVISOR is engaged in the business of general consulting services and has knowledge, expertise, and personnel to render the requisite services to RCAI;

WHEREAS, the President of ADVISOR holds various licenses and is actively engaged as a full time employee of a broker-dealer;

WHEREAS, the Services (defined below) to be performed under this Consulting Agreement shall: (i) not include any activity requiring a license, (ii) not be performed during trading hours of the principal securities exchanges of the United States, or (iii) not effect securities transactions for the account of others; and

WHEREAS, RCAI is desirous of retaining ADVISOR for the purpose of obtaining the Services so as to better, more fully, and more effectively deal with the business community.

NOW, THEREFORE, for good and valuable consideration, including consideration of the recitals, mutual covenants, and agreements contained herein, it is agreed as follows:

1. ENGAGEMENT OF ADVISOR. RCAI herewith engages ADVISOR and ADVISOR agrees to render to RCAI business consulting services (the "Services") described below.

       (a) The Services to be provided by ADVISOR shall include, but are not limited to, the evaluation of various business strategies and the recommendation of changes where appropriate, critical evaluations of RCAI's performance in view of its corporate planning and business objectives, evaluations of upper management, and the development, implementation and maintenance of a sound business and financial advisory strategy which would include:

              (i) CORPORATE PLANNING (a) develop an in-depth familiarization with the RCAI's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof, (b) alert RCAI to new or emerging high potential forms of production and distribution which could either be acquired or developed internally, (c) review and recommend tactics to secure strong vendor relationships, (d) review and recommend tactics for aggressive product marketing strategies, (e) comment on RCAI's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., and (f) identify and review prospective suitable merger or acquisition candidates for the RCAI, perform appropriate diligence investigations with respect thereto, advise RCAI with respect to the desirability of pursuing such candidates, and advise RCAI in any negotiations that may ensue, but ADVISOR shall not negotiate or structure any transactions involving the offer, sale or purchase of securities; and


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              (ii)   COORDINATION OF MARKETING EFFORTS (a) conduct a review of
                     RCAI's website, business card, power point presentation, advertising, and marketing materials, (b) suggest and assist with modifications, as necessary, (c) arrange appropriate circuit for speaking opportunities with target market, including speaking engagements to investors and their advisors, (d) assist, as necessary, with industry and company specific research reports, and (e) coordinate direct mail campaigns to target markets and investor segments.

       (b)    The Services shall under no circumstances include the following:

              (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by ADVISOR to be registered as a broker-dealer under the Securities Act of 1934.

              (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

       (c) RCAI acknowledges that ADVISOR will devote such time as is reasonably necessary to perform the services for RCAI, having due regard for ADVISOR's commitments and obligations to other businesses for which it performs consulting services.

       (d) ADVISOR shall perform the Services to the best of its ability and in accordance with the highest level of business and professional ethics.

       (e) ADVISOR shall comply with all statutes, ordinances, and regulations of all federal, state, county, and municipal or local governments, and of any and all of the departments and bureaus thereof, applicable to the carrying on of its business and the conduct of the performance of Services for the RCAI.

       (f) During the term of this Agreement, RCAI may periodically request written reports concerning ADVISOR's progress, project status and other matters pertaining to his performance of the Services, and ADVISOR shall promptly provide such reports to RCAI at no additional charge beyond the compensation set forth in Section 2.

2. COMPENSATION AND EXPENSE REIMBURSEMENT. RCAI shall compensate ADVISOR for the Services rendered and reimburse expenses incurred by ADVISOR reasonably necessary for rendering the Services, pursuant to the terms set forth in Exhibit A, attached hereto and incorporated herein. The compensation provided in Exhibit A shall constitute full and complete compensation for the Services.

3. REPRESENTATIONS AND WARRANTIES OF ADVISOR. ADVISOR hereby makes the following representations and warranties to the other party hereto as indicated below:

       (a) ADVISOR has full capacity to enter into, execute and perform this Agreement in accordance with its terms;

       (b) the person(s) signing on behalf of ADVISOR is the duly authorized representative of ADVISOR, with full power and authority to enter into and execute this Agreement on behalf of ADVISOR;

       (c) once so executed, this Agreement shall be the valid and binding Agreement of ADVISOR, enforceable against him by any court of competent jurisdiction;


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       (d)    ADVISOR is not bound by or subject to any order, ruling, judgment, contract, agreement or other arrangement which would prohibit him from entering into or performing this Agreement, or which requires the approval or consent of any third party in connection therewith;

       (e) ADVISOR shall comply with all statutes, ordinances, and regulations of all federal, state, county, and municipal or local governments, and of any and all of the departments and bureaus thereof, applicable to the carrying on of its business and the conduct of the performance of Services for the RCAI;

       (f) ADVISOR shall perform the Services to the best of its ability and in accordance with the highest level of business and professional ethics.;

       (g) ADVISOR possesses the necessary education, background and experience to perform successfully all of the Services, and there is nothing which is not expressly called for in this Agreement which ADVISOR shall require in order to complete the performance of such Services in the time allotted; and

       (h) with respect to the any shares of RCAI stock, warrants for the purchase of RCAI stock, and shares of RCAI stock underlying such warrants (collectively the "Securities") which may be received by ADVISOR as compensation hereunder:

              (i) ADVISOR is acquiring such Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; ADVISOR has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of such Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

              (ii) the receipt of such Securities by ADVISOR is not the result of any form of general solicitation or general advertising;

              (iii) ADVISOR hereby acknowledges that: (A) the offering of such Securities was made only through direct, personal communication between ADVISOR and RCAI; (B) ADVISOR has had full access to material concerning RCAI's planned business and operations, which material was furnished or made available to ADVISOR by officers or representatives of RCAI; (C) RCAI has given ADVISOR the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) ADVISOR understands and acknowledges that an investor in the Securities must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in RCAI due to its status as a development stage company; (II) illiquidity of such Securities due to the fact that (1) such Securities have not been registered under the Securities Act of 1933 (the "ACT") or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) such Securities may not be registered or qualified by ADVISOR under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Securities cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of such Securities, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of such Shares;


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              (iv)   ADVISOR recognizes that an agreement to accept Securities
                     is in lieu of (or in addition to) cash payment for services rendered is a securities transaction, and has determined that it is a suitable investor in RCAI as fully as if ADVISOR were paying cash to subscribe for such securities as an investor in RCAI; and

              (v) ADVISOR has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of such securities, and with a tax advisor regarding the tax consequences of purchasing such securities.

4. TERM AND TERMINATION. This Agreement shall be for a term of one (1) year, but at the election of both parties, can be extended for one additional term of three (3) months. After April 30, 2008, either party shall have the right to terminate this Agreement by providing 30-day prior written notice to the other party, provided however in the event either party breaches its obligations under this Agreement, in such event the other party may immediately terminate the Agreement without prior notice. The compensation set forth in Exhibit A shall adjust proportionately based upon any termination of this agreement prior to February 6, 2009.

5.     CONFIDENTIALITY.

       (a) ADVISOR hereby represents and warrants to the RCAI that the performance of the Services by ADVISOR will not violate any proprietary rights of third parties, including, without limitation, patents, copyrights, trade or service marks or trade secrets, and that ADVISOR's Services to the RCAI hereunder will not violate any obligations or confidential relationships (whether created by contract or by operation of law) which ADVISOR may have to/with any third party. ADVISOR agrees to indemnify, defend and hold harmless the RCAI, its officers, directors, employees, agents and representatives from and against any and/or all liability, loss, cost and expense (including reasonable attorneys' fees and court costs), causes of action, claims or demands arising out of ADVISOR's breach of its representations, warranties and covenants made herein.

       (b) ADVISOR agrees to hold in trust and confidence all of the information regarding the RCAI's business, the Services performed hereunder and the results thereof (i) disclosed by RCAI, its agents or employees to ADVISOR hereunder; (ii) obtained from the RCAI or otherwise learned as a result of the Services performed for the RCAI, and/or (iii) used as a basis for and/or contained in any reports prepared by ADVISOR for the RCAI hereunder (the "Confidential Information"). The existence and substance of this Agreement shall be included as Confidential Information. ADVISOR will not disclose all or any part of the Confidential Information to any third party nor make any press release regarding the existence of this Agreement nor make any commercial or other use thereof without the prior written consent of the RCAI provided, however, that ADVISOR may use the RCAI's name as a trade reference.


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       (c)    It is understood, however, that the foregoing restrictions in
              Section 5(b) above shall not apply to any portion of the Confidential Information which ADVISOR can clearly demonstrate falls within any of the following categories: (i) information that as of the time of disclosure to ADVISOR, was already known to ADVISOR without obligation of confidentiality, as demonstrated by appropriate documentary evidence antedating the relationship between ADVISOR and the RCAI; (ii) information obtained after the date hereof by ADVISOR from a third party which is lawfully in possession of such information and not in violation of any contractual or legal obligation to the RCAI to maintain confidentiality with respect to such information; or (iii) information which is or becomes part of the public domain through no fault of the RCAI or its employees.

       (d) ADVISOR agrees to restrict access to all of the Confidential Information within his organization to only such limited group of authorized employees and/or agents who (i) require such information in connection with their activities as contemplated by this Agreement, and (ii) have agreed in writing with ADVISOR to maintain the confidential nature of all proprietary information - including that of third parties - received by them in the course of their employment or engagement.

       (e) Upon termination of this Agreement, or earlier upon the RCAI's request, ADVISOR shall deliver all items containing any Confidential Information to the RCAI or make such other disposition thereof as the RCAI may direct, and shall certify to the RCAI that it has retained no copies of the same.

       (f) Disclosure of Confidential Information to ADVISOR hereunder shall not constitute any option, grant or license to ADVISOR under any patent or other rights now or hereinafter held by the RCAI, its subsidiaries, or any of its affiliated companies to use or exploit the same for any purpose.

6. REPRESENTATION BY ADVISOR OF OTHER CLIENTS. RCAI acknowledges and consents to ADVISOR rendering similar business consultation services to other clients, provided that this does not impede ADVISOR's ability to perform the Services or its other obligations hereunder, or to carry out its responsibilities to RCAI hereunder, provided however, that for the entire term of this Agreement, ADVISOR shall not provide services, for its own account or to any other party, in the development or production of any product which directly competes with the specific product or products of RCAI for which ADVISOR shall provide Services hereunder.

7. INDEMNIFICATION BY RCAI. RCAI acknowledges that ADVISOR, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by RCAI's officers, directors, agents and/or employees. RCAI agrees to indemnify, hold harmless and defend ADVISOR, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information negligently supplied by RCAI to ADVISOR.

8. INDEMNIFICATION BY ADVISOR. ADVISOR agrees to indemnify, hold harmless and defend RCAI and its officers, agents and/or employees against any damages that arise out or in connection with any breach by ADVISOR of the terms of this Agreement or any negligence or malfeasance by ADVISOR in connection with the Services.

9. INDEPENDENT CONTRACTOR. It is expressly agreed that ADVISOR is acting as an independent contractor in performing its services hereunder. RCAI shall not carry workers compensation insurance or any health or accident insurance on ADVISOR or ADVISOR'S employees. RCAI shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

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10.    SURVIVAL. The obligations of ADVISOR under Section 5 expressly shall survive the termination/expiration of this Agreement.

11. EQUITABLE RELIEF. The parties expressly acknowledge to and agree with each other that in the event certain of the promises and covenants of the ADVISOR contained herein were to be breached, it should result in irreparable injury to RCAI for which monetary damages may not be adequate or ascertainable. In such event, RCAI shall be entitled to seek specific performance, injunctive or other equitable relief, and such rights and remedies of RCAI shall be cumulative and non-exclusive, and in addition to all other of RCAI's rights and remedies available at law and/or equity hereunder.

12. NON-ASSIGNMENT. This Agreement shall not be assigned by either party without the written consent of the other party.

13. NOTICES. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the last known address of the other party or such other address as either party may have given to the other in writing.

14. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties with regard to the subject matter therein and supersedes all prior negotiations, agreements and discussions concerning such subject matter.

15. MODIFICATION AND WAIVER. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

16. LAW TO GOVERN; FORUM FOR DISPUTES. This Agreement shall be governed by the laws of California without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within Orange County, California shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.

                                   RECLAMATION CONSULTING AND APPLICATIONS, INC.


                                   By: /S/ MIKE DAVIES
                                       -----------------------------------------
                                       Name: Mike Davies
                                       Title: Chief Executive Officer

                                   DAN LANDAU CORPORATION


                                   By: /S/ DAN LANDAU
                                       -----------------------------------------
                                       Name: Dan Landau
                                       Title: President


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                                    EXHIBIT A
                                       TO
                              CONSULTING AGREEMENT

                              PAYMENT FOR SERVICES
                          AND REIMBURSEMENT OF EXPENSES

         A. For the services to be rendered by ADVISOR during the term of the Agreement, RCAI shall pay to ADVISOR the sum of $15,000 per month, in advance, plus all reasonable and necessary out of pocket expenses actually and reasonably incurred by ADVISOR in performing the Services. ADVISOR shall obtain written approval before incurring expenses greater than $750 per month. With respect to reimbursement of such expenses, and for RCAI's record-keeping and tax purposes, ADVISOR shall keep an account book in which ADVISOR shall record at or near the time that each expenditure is made, the amount of the expenditure; time and place of the expenditure; business reason, if any, for the expenditure; information concerning the expense's business relationships to ADVISOR; and documentation or receipts of the expenditures. Expense reports shall be tendered monthly with the supporting information identified and ADVISOR shall be reimbursed for qualifying expenses within thirty (30) days.

         B. As additional compensation , during the term of the Agreement, RCAI agrees to:

         (i) issue ADVISIOR shares of its restricted common stock with a Rule 144 legend as follows: (a) 250,000 shares immediately following the proposed 1:2 proposed reverse split; (b) 250,000 shares on or before June 30, 2008; (c) 250,000 shares on or before September 30, 2008; and (d) 250,000 shares on or before December 31, 2008.

         (ii) issue ADVISOR, on a form of warrant certificate mutually agreed to by the parties, immediately following the planned 1:2 proposed reverse split of RCAI's common stock, One Million (1,000,000) one year common stock purchase warrants ("Warrants") that shall consist of (a) the right to purchase 250,000 shares at an exercise price of $.35 per share; (b) the right to purchase 250,000 share at an exercise price of $.45 per share; (c) the right to purchase 250,000 shares at an exercise price of $.55 per share; and (d) the right to purchase 250,000 shares at an exercise price of $.65 per share. The Warrants shall vest proportionately during term of the Agreement at the rate of 1/12th per month. No adjustments to the number of shares issuable on exercise of the Warrants or the exercise price of the Warrants shall be made on any reverse split of RCAI's common stock.

         C. The compensation set forth in this Exhibit A shall adjust proportionately based upon any termination of this Agreement prior to January 31, 2009. In the event, the Agreement is terminated by either party prior to the one year anniversary of the Effective Date, ADVISOR shall in no event be entitled to keep more then a number of shares equal to the number of days of the term multiplied by 2739 and shall promptly return any excess number of shares to RCAI. ADVISOR understands that completion of the 1:2 reverse split by RCAI is subject to shareholder approval and the requisite approvals of Federal and state regulators. RCAI cannot provide any assurance that the 1:2 reverse split will happen by any particular time, or at all.


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